                                                                    Exhibit 10.8

CERTAIN MATERIAL (INDICATED BY *) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                          MCDONNELL DOUGLAS CORPORATION
                A WHOLLY OWNED SUBSIDIARY OF THE BOEING COMPANY

WARNING. Information subject to the export control laws. This document, which includes any attachment and exhibits hereto, may contain information subject to International Traffic in Arms Regulation (ITAR) or Export Administration (EAR) of 1979, which may not be exported, released, or disclosed to foreign nationals inside or outside the U.S. without first obtaining an export license. Violators of ITAR or EAR may be subject to a penalty of 10 years imprisonment and a fine of $1,000,000 under 22 U.S.C. 2778 or Section 2410 of the Export Administration Act of 1979. Include this notice with any reproduced portion of these documents.

                          REPAIR AGREEMENT NO. 01-003
                          ---------------------------

     EXECUTIVE SUMMARY

     A. This Agreement is entered into by and between MCDONNELL DOUGLAS CORPORATION A WHOLLY OWNED SUBSIDIARYOF THE BOEING COMPANY (hereinafter referred to as "MDC"), and Pemco AEROPLEX, INC., (hereinafter referred to as "SELLER"), with offices at 1943 50/th/ St. North, Birmingham AL 35212. ("The Parties").

     B. The Boeing Aerospace Support Center (BASC), 375 Airlift Drive, 2n Floor / C-43, San Antonio TX 78226 will issue and manage the resultant Long Term Requirements Contract (LTRC).

     C. MDC and Seller entered into a Memorandum of Agreement (MOA) on 27 Oct 00, where the parties agreed to a mutual effort in preparing a proposal and performing the resulting contract for KC-135 PDM. This LTRC is the outcome of stated efforts.

     D. This agreement is issued under Government Prime Contract
F42620-98-D-0054 and the intent is to perform the Program Depot Maintenance
(PDM) on the KC-135 aircraft per the Statement of Work.

     E. In consideration of the promises set forth herein, the parties hereto mutually agree that this Repair Agreement along with its attachment will be incorporated into Special Condition 9803 of the LTRC:

          Attachment 1 - Specifications

                        (a) Air Force FY02 Rev 1 Work Specification for -135
                  aircraft PDM

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

                            dated 10 Oct 01.
                           (also referred as Appendix A)
                        (b) Air Force FY02 Work Specification for -135 aircraft
                            PDM dated 10 Oct 01.
                           (also referred as Appendix A - Addendum No. 1)
                        (c) Air Force Specification for Landing Gear
                            99-001dated 04 May 99.
                        (d) Air Force FY02 Work Specification for Maintenance
                            Compression Requirements for -135 Type Aircraft dated 30 Aug 01.
                        (d)(1) Air Force FY02-07 Work Specification for
                         Maintenance Compression Requirements for
                            -135 Type Aircraft Revision 1 dated 10 Oct 01.
                        (e) Air Force Specification for Accomplishment of
                            Phase/Isochronal Inspection During PDM for all -135 Series Aircraft LCR-SOW-97-037 Revision K, dated
                            24 Jan 01.
                        (f) Air Force Specification for Drop-In
                            Modifications/Maintenance dated 1 Oct 96

          Attachment 2 - Schedules, Change 7 dated 15 Oct 01
                        (a) Price Schedule: Qty 20-24
                        (b) Price Schedule: Qty 25-28
                        (c) Price Schedule: Qty 29-32
                        (d) Price Schedule: Qty 33-36
                        (e) Price Schedule: Qty 37+
                        (f) Touch Labor Hours
          Attachment 3 - General Terms and Conditions set forth on The Boeing
                         General Provisions GP-2 (Fixed Priced Services Contract dated 2/1/01).
                        (a) Paragraphs 5 of the General Provisions are
                          superseded by paragraph XXI of this agreement.
                        (b) Paragraph 27 of the General Provisions is
                         superseded by Special Condition 7572 of the purchase order.
          Attachment 4 - Air Force prime contract F42620-98-D0054 flow-down clauses dated 7/2/99.
          Attachment 5 - Work Requirements and Procedures, Change 2, dated 16 Oct 01.
          Attachment 6 - BASC Subcontractor-Held Government Property Control (MCD-025 Revision C) Dated 25 Sep 00
          Attachment 7 - Air Force Contract F42620-98-D0054, Appendix B dated 1 Nov 01.
          Attachment 8 - Air Force Contract F42620-98-D0054, Appendix C dated 20 Mar 98.
          Attachment 9 - Reserved
          Attachment 10 - Alternative Dispute Resolution Provisions. Attachment 11 - Air Force Contract F42620-98-D0054, Contract Data
Requirement List (CDRL) dated 16 Mar 01
          Attachment 12 - Mini-SOW for Fixed Priced Tasks, change 1 dated 8
Oct 01

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

          Attachment 13 - Reserved
          Attachment 14 - Award Term Plan change 5 dated 2 Nov 01

          See Special Condition 9532 for order of precedence.

     STATEMENT OF WORK

Seller will perform PDM on the KC-135 aircraft in accordance with the attached Statement of Works (attachments 1a and1f) and the Work Requirements and Procedures (attachment 5).

     TERM OF PERFORMANCE / OPTIONS

     A. This purchase order contains One (1) basic period effective 1 Oct 01 through 30 Sep 02 (FY02) and Five (5) one-year option periods as follows:

           FY                         Term:               -      Exercise Date
           03           1 Oct 02 through 30 Sep 03                 30 Sep 02
           04           1 Oct 03 through 30 Sep 04                 30 Sep 03
           05           1 Oct 04 through 30 Sep 05                 30 Sep 04
           06           1 Oct 05 through 30 Sep 06                 30 Sep 05
           07           1 Oct 06 through 30 Sep 07                 30 Sep 06

     B. BASC may exercise these options by a change order to the purchase contract or by letter within the time specified in paragraph C, below, which will be confirmed afterwards by a change order to the purchase contract.

     C. Notwithstanding the exercise dates in this paragraph, seller agrees that BASC may exercise any of the above options at any time prior to one hundred twenty (120) days beyond the purchase contract's expiration date with no change in the appropriate year price. This option may be exercised by BASC in writing at any time prior to the Exercise Date specified above or any time within120 days of this agreement including any extensions.

     D. Award Term Plan:

         1. Performance Periods. The basic award covers one year of performance (FY 02). FYs 03 through 07 are priced extension periods designed to allow MDC to extend the purchase contract based on Seller's performance. The number of extension granted is between zero and five. When awarded, a one-year extension will be granted not to exceed a maximum of five one-year extensions. The total of all such extensions will not exceed five years, resulting in a total purchase contract ordering of one to six years from the date of award.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

         2. Monitoring of Performance. Performance monitors, whose findings are reported to the Award Term Review Board (ATRB), will continually monitor the Seller's performance. The ATRB recommends an award term to the Term Determining Official (TDO) who makes the final decision of the award term points based on the Seller's performance during the award term evaluation period.

         3. Award Term Plan. The evaluation criteria and associated grades are specified in the award term plan, Attachment 14 to this agreement. The evaluation periods with the associated award term extensions and performance criteria with associated award term times are also specified in the award term plan.

         4. Modification of Award Term Plan. Unilateral changes may be made to the award term plan if the Seller is provided written notification by the procurement agent before the start of the upcoming evaluation period. Changes affecting the current evaluation period must be made by bilateral agreement.

         5. Self-Evaluation. The Seller may submit to the Procurement Agent within five (5) working days after the end of the evaluation period a brief written self-evaluation of its performance for that period. This evaluation shall not exceed fifteen pages.
              This self-evaluation will be used in the ATRB's evaluation of the Seller's performance during this period.

          6. Award Term Extension. The purchase contract period will be unilaterally modified to reflect the TDO decision. The total purchase contract ordering period including extensions under this clause will not exceed six years. If at any time the ordering period does not extend more than two years from the TDO decision, the operation of the award term clause will cease and the ordering period will not extend beyond the term set forth at this time.

          7. Notwithstanding provisions of the Award Term Plan, exercise of Seller's option(s) is contingent upon exercise of the option(s) from the Air Force at the prime contract level.

     QUANTITIES / WORK SHARE

        A. Provided the Air Force contracts for the projected 55 PDM's per year to MDC, no less than 25 aircraft per year will be subcontracted to Seller. This will constitute the Seller's work share.

           1. In the event the Air Force contracts for more than the projected 55 aircraft per year, the work share will be determined via the following ratio. For every three additional inductions, the first one will be inducted at MDC, the second will be inducted at Seller's facility and the third one will be inducted at MDC.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

           2. In the event the Air Force contracts for less than the projected 55 aircraft, the work share will be determined via the following ratio. For every three reductions, the first one will be reduced from MDC's share, the second one from Seller's share and the third one will be reduced from MDC's share.

           3. MDC may elect to subcontract and Seller agrees to perform additional aircraft from the provision described above.

        B. For FY02, the following work share has been established. If the Air Force contracts for the projected 57 PDM's to MDC, no less than 29 aircraft will be subcontracted to Seller. This will constitute the Seller's work share. If the Air Force contracts for other quantities, paragraphs IV.A.1 and 2 will be used to determine the work share split. For FY 03-07, the work share formula at paragraph A will be used.

        C. MDC shall exercise the options in this agreement as long as the Air Force exercises its options under Air Force Prime Contract F42620-98-D0054 and as long as Seller meets or exceeds all the criteria in the ATP and all other material obligations outlined in this purchase contract.

        D. MDC may not perform the work share designated for Seller itself or subcontract the Seller's work share to other than Seller as long as Seller meets or exceeds all the criteria in the ATP and all other obligations in this purchase contract.

        E. Drop-in maintenance aircraft will be equally inducted between BASC and Pemco.

        F. MDC will make a good faith effort to ensure the distribution of aircraft models is equally divided between Seller and MDC (i.e.
           R/T vs. D/E). Actual distribution of model aircraft shall not constitute a basis for equitable adjustment and it is not subject to the disputes provisions of this repair agreement.

     INPUT / OUTPUT SCHEDULE

        A. Seller agrees to provide, upon request, an input / output schedule for each fiscal year based on the estimated number of aircraft to be inducted. Seller agrees to revise the schedule as necessary.

        B. The input / output schedule will be used as a tool to schedule aircraft into Seller's facility and in no way represents a contractual commitment on number of aircraft nor induction dates.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

        C. Actual induction dates may vary from the schedule based on Air Force inductions on Air Force Prime Contract F42620-98-D0054.

     DELIVERY

        A. Seller shall have 306 flow-days to perform PDM on the KC-135 aircraft. Actual delivery flow-days will be negotiated upon completion of the Evaluation & Inspection report.

        B. Seller agrees to provide the MDC Supplier Manager with a copy of the daily status report including funding status for each aircraft.

        C. Overtime and/or holiday work performed by seller shall be at its own expense unless directed by the MDC procurement agent.

        D. A full delivery of the aircraft is authorized when the delay is due to Government delay of work for failure to provide Landing Gear (i.e. Statement of Work 99-001 for Deferred Landing Gear). Seller is authorized to invoice for appropriate costs in accordance with paragraph XIII below.

     RESERVED.

     TERMS OF PAYMENT

Payment terms are net 30 days after receipt of a valid invoice.

     TAXES

        For Resale: Permit No. 72-6225083.

     PRICE

        A. Price schedule is located at attachment 2a through 2e to this repair agreement. Seller agrees to provide pricing according to the following ranges:

           1. Quantities of 20-24 aircraft

           2. Quantities of 25-28 aircraft

           3. Quantities of 29-32 aircraft.

           4. Quantities of 33-36 aircraft.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

           5. Quantities over 37+ aircraft.

        B. MDC will establish Seller's work share for FY03-07 in accordance with paragraph IV.A by 15 Sep of each year. Pricing will be established in accordance with sub-paragraph G below.

        C. FY02 Pricing. The following price structure has been established for FY02:

           1. Aircraft quantities to be inducted in FY02 are identified in paragraph IV.B.

           2. Aircraft will be inducted at the prices established for the 29-32 aircraft price range.

           3. At the end of FY02, if actual quantities of aircraft inducted fall under 29, the price will be re-determined for all aircraft at the correct range: 20-24 ([*]/hr range) or 25 -28 [*]/hr range)

           4. At the time MDC inducts more than 32 aircraft during FY02, any future inductions will be at the new step pricing provided in that price range; however, the first 32 aircraft will not be subject to a price re-determination (i.e. aircraft 1-32 will be at [*]/hr range, while aircraft 33-36 will be at the [*]/hr range and aircraft over 37 will be at [*]/hr range).

        D. Seller will provide a cost proposal that will reasonably estimate the cost to perform new or deleted work and will include supporting data sufficiently detailed to permit MDC to evaluate the cost proposal.

        E. If required, Seller agrees to provide certified cost and pricing data (Standard Form 1411) and allow its proposal and subsequent rates proposals to be audited by the Defense Contract Audit Agency
           (DCAA) and forward the results of any such audit to MDC promptly.

        F. Hours for baseline PDM and fixed price tasks are fixed and located at attachment 2.f. They may only be renegotiated based on added/deleted work per new Air Force work specifications.

        G. Rate Re-Opener. The parties have agreed to the wrap labor rates identified at attachments 2a through 2e for FY02 through FY07.
           The rates for FY02 will be firm. There will be a rate re-opener provision for FY03 through FY07. Seller agrees to provide MDC with a firm rate proposal no later than 23 Jul of each Calendar Year preceding each FY. This re-opener clause will also be applicable to the CAP

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

Certain Material (indicated by *) has been omitted from this page pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

           handling fee.

        H. For purposes of negotiations the parties have further agreed to profit rate of [*]% for FY02-07. This rate is not subject to the rate re-opener clause.

        I. Seller agrees to update this data, as required, to support MDC in any negotiations with the U.S. Air Force.

     RESERVED

  FUNDING

        A. Each aircraft will be inducted via Delivery Order subject to the terms and conditions of this LTRC.

        B. Each Delivery Order will be issued with the following line item sequence:

              .  Line Item 001 - Basic PDM for aircraft model
              .  Line Item 002 - Lump Sum amount for FFP Tasks
              .  Line Item 003 - Over & Above 75 Hours and Less.
              .  Line Item 004 - Over & Above Over 75 Hours
              . Line Item 005 - Local Manufacture 75 Hours and Less. . Line Item 006 - Local Manufacture Over 75 Hours
              .  Line Item 007 - Contractor Acquired Property

        C. Seller will be allowed to insert a prefix in front of the line item for their internal purposes (i.e. A001, A002, etc.)

  INVOICE AND PAYMENT

A. The fixed priced PDM and fixed priced tasks will be paid based upon the following milestone payment schedule:

              .  1st: 25% of price upon aircraft induction
              .  2nd: 25% of price upon commencement of E&I work
              .  3rd: 20% of price upon completion of PDM 3 & 4 work.
                (Equivalent to introduction to station 80)
              .  4th: 10% of price upon completion of PDM restore work
                (Equivalent to completion of station 82 work)
              .  5th: 20% of price upon aircraft delivery (DD-250)
                (Seller will advise of any changes to equivalent stations)

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

Certain Material (indicated by *) has been omitted from this page pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

        B. MDC will authorize payment for Over & Above (O&A) work over and under 75 hours that is not fixed priced only after DCM definitization of that work via modification to the prime contract F42620-98-D0054. Seller is required to provide adequate documentation to support invoice. MDC and Seller agree to approach DCM as a team to establish a Memorandum of Agreement to streamline invoice and payment procedures that will result in the benefit of all parties.

        C. MDC will authorize payment for Contractor Acquired Property (CAP) every two weeks. Seller is required to provide adequate documentation to support invoice.

        D. The on-site MDC Supplier Manager or his designee will approve Seller's invoices and will not unreasonably withhold approval.

        E. Upon approval of invoice, Seller shall submit one original and two copies to: Boeing Aerospace Support Center
           Attn. (Procurement Agent in Charge)
           375 Airlift Dr.
           2nd Floor / C-43
           San Antonio TX 78226

        F. Seller's Name, Address and Point of Contract is as follows:
           Pemco Aeroplex, Inc.
           1943 50th St. North
           Birmingham AL, 35212
           Attn: Harold Emery

     ADMINSTRATION

        A. Administration of this subcontract will be performed by the Boeing Aerospace Support Center (BASC). Seller may not negotiate or enter into agreements with the Air Force customer or DCM administration agency of this subcontract directly. All requests for consideration must be presented to the MDC procurement agent or his designee.

        B. BASC will provide an on-site supplier manager that will serve as the procurement agent representative in the administration of this effort to include but not limited to ensuring Seller's compliance with the requirements and providing an interface between Seller and the DCM.

        C. Seller agrees to support MDC in any negotiations with the Government as requested.

        D. In the event the supplier manager, procurement agent, or other designee, is not available, Seller is authorized to interface with DCM-Pemco directly to obtain

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

        clarification and/or guidance. Seller agrees to provide written minutes to the supplier manager within 48 hours of the meeting. Seller is not authorized to make binding commitments on behalf of MDC.

     GOVERNMENT/BASC FURNISHED PROPERTY / SUPPLY INFORMATION

        A. Seller will maintain and be responsible for (and accountable to MDC
           -------------------------------------------------------------------
           and/or MDC's customer) all such inventory delivered to the Seller
           -----------------------------------------------------------------
           in the performance of this contract. Further, the Seller agrees to
           ------------------------------------------------------------------
           promptly provide secure storage space for all such inventory and
           ----------------------------------------------------------------
           shall be responsible for unaccountable physical inventory losses
           ----------------------------------------------------------------
           or shortages.
           ------------

        B. Seller shall comply with the following requirements:
           ---------------------------------------------------

              1. FAR clauses in part 45, as supplemented, hereby incorporated
                 ------------------------------------------------------------
                 into this contract by reference at attachment "4".
                 -------------------------------------------------
              2. The BASC Subcontractor-Held Government Property Control,
                 --------------------------------------------------------
                 MCD-025, incorporated into this contract as attachment "6". Any
                 ---------------------------------------------------------------
                 contradictions between Pemco's Government approved property
                 -----------------------------------------------------------
                 plan and MCD-25 must be identified before award of the LTRC for
                 ---------------------------------------------------------------
                 consideration.
                 -------------

        C. Seller must comply with all requirements of attachment 7 (Appendix
           ------------------------------------------------------------------
           B to Air Force prime contract F42620-98-D0054):
           ----------------------------------------------

           1. Seller is authorized to do their own parts/material requisitions
              ----------------------------------------------------------------
              through the Military Standards Requisitions and Issue
              -----------------------------------------------------
              Procedures (MILSTRIP) directly to OO-ALC and report under the
              -------------------------------------------------------------
              G009 system directly to OO-ALC. The following MILSTRIP codes
              ------------------------------
              are to be used For CARD Columns 30-35 use BASC's EZ Code:
              EZ1746 For CARD Columns 45-50 use Pemco's current EZ Code:
              EZ8178.

           2. Seller and MDC agree to material transfers (see paragraph XVI
              -------------------------------------------------------------
              below) of GFM between the BASC site in San Antonio, TX and the
              ---------------------------------------------------------------
              Pemco site at Birmingham, AL. Pemco agrees to perform any
              ---------------------------------------------------------
              internal paperwork to show a transfer of GFM/GFE between sites.
              ---------------------------------------------------------------
              BASC will perform its own internal paperwork.
              --------------------------------------------

           3. Upon approval of the DCM-Birmingham Administrative Contracting
              --------------------------------------------------------------
              Officer, transfers of GFM and Rob-Backs between contracts
              ----------------------------------------------------------
              F42620-98-D0054 (Boeing's Air Force Prime Contract) and
              -------------------------------------------------------
              F34601-94-C0664 (Pemco's Air Force Prime Contract) are
              ------------------------------------------------------
              authorized. Cannibalizations between contracts are prohibited.
              -------------------------------------------------------------
              Seller agrees to perform all internal paperwork to show a
              ---------------------------------------------------------
              transfer of GFM between contracts.
              ---------------------------------

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

           4. Government Furnished Equipment (GFE) accountable under Air
              ----------------------------------------------------------
              Force Prime Contact F34601-94-C0664 is authorized to use under
              --------------------------------------------------------------
              this subcontract to F42620-98-D0054 on a non-interference, no
              ------------------------------------------------------------
              charge for use basis.
              -------------------

           5. Upon expiration of Air Force contract F34601-94-C0664, Seller
              -------------------------------------------------------------
              agrees to follow MDC Procurement Agent and Air Force
              ----------------------------------------------------
              Contracting Officer direction to transfer Government Furnished
              --------------------------------------------------------------
              Property accountable under F34601-94-C0664 to become
              ----------------------------------------------------
              accountable GFP under this subcontract to F42620-98-D0054.
              ---------------------------------------------------------

        D. Any request to purchase parts/material (Contractor Acquired
           -----------------------------------------------------------
           Property) or Fabrication shall be performed within the same
           -----------------------------------------------------------
           guidelines of Appendix B.
           ------------------------

        E. The Air Force Procuring Contracting Officer and DCM - Pemco will
           ----------------------------------------------------------------
           provide Seller with a flight crew to perform Functional Check
           -------------------------------------------------------------
           Flights.
           -------

        F. JP-8 Fuel shall be procured by Seller under CAP procedures of
           -------------------------------------------------------------
           attachment 7.
           ------------

     MATERIAL TRANSFER

        1. MDC and Seller agree to share parts and materials in support of prime contract F42620-98-D0054 when such sharing does not seriously impact the operations of the losing organization and it is critical for the gaining organization to meet the needs of the customer.

        2. When the parts or material is GFM, the transfer will be via Government Bill of Lading in accordance with applicable FAR provisions incorporated at paragraph XXI.

        3. When the parts of material is company-owned, a fair price will be negotiated at the time of purchase and handled under separate purchase contracts.

     ENGINEERING SUPPORT

        A. BASC shall provide one (1) liaison engineer to be located at Seller's facilities to evaluate, disposition, and code AFMC Form 202s (Non-Conforming Technical Assistance Requests and Replies) that are generated on this purchase contract. Specifically, this engineer will:

           1. Review each AFMC 202 deficiency to thoroughly understand the problem and potential disposition actions. This will usually require viewing the problem on the aircraft and discussing the deficiency with maintenance supervisor.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

           2. Determine the best solution to the problem considering not only technical requirements but also cost and schedule impacts on the PDM line. A major consideration in any repair disposition should be the long-term safety and airworthiness of the aircraft.

           3. Complete Part B of the AFMC 202 detailing the repair disposition including any special instructions and/or sketches. Also, evaluate each AFMC 202 for potential work requirements at next PDM and annotate each AFMC 202 in the lower right hand corner of Block 22 with a rating from 0 (replaced this PDM) to 5 (replace next PDM) as outlined in Attachment 1.

           4. Annotate Block 24 (as applicable) if any shortcomings in -135 technical orders, PDM specifications, Statements of Work, or other Technical Directives are uncovered during disposition of any AFMC 202. Additionally, provide corrective actions or recommendations along with pertinent information/data (sketches, drawings, etc.) with the AFMC Form 202.

           5. Attend status meetings, production meetings, etc. to discuss the status or disposition of AFMC 202s as required.

           6. Collect repair information for all repeat AFMC 202s (dispositions with the same repair used to repair 2 or more identical or similar defects in a 1 year period). This information shall contain the problem description, repair instructions, repair applicability and repair limitations (the most severe damage allowed for use of this repair to date).

     DOCUMENTS/SPECIFICATIONS

        A. MDC will provide any specifications and changes thereto (including technical data & drawings) directly to Seller. Seller is required to reach an agreement with MDC.

        B. Seller will be given access to REDARS and has the right to use any MDC proprietary data provided by MDC in the performance of this agreement and MDC agrees to provide all proprietary data required to carryout the work successfully. Any technical data shall not be used in dealing with non-Boeing entities without obtaining a license from the procurement agent. Furthermore, all data are subject to the restrictions of the Non-Disclosure agreement signed by MDC and Seller on 20 Sep 00.

     QUALITY ASSURANCE

        A. MDC will have on-site quality representatives (Procurement Quality Analysts) to provide oversight to the entire subcontract.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

        B. Additional quality requirements are located in the Special Conditions 2026 and 2054 of the purchase order.

           2026: Seller shall, upon request on forms designated by Buyer, provide statements of corrective action on failures of Seller's hardware. Corrective action statements, at Buyer's discretion, may require approval signature by Buyer and government quality representatives. All rejected articles resubmitted by Seller to Buyer shall bear adequate identification, including references to Buyer's rejection document.

           2054: MDA Process Validation Assessments (PVA) will be performed during the design and manufacture of product at your plant. Upon receipt of this contract, promptly notify the MDA Supplier Quality Management (SQM) Representative who normally services your plant. If your plant is not presently serviced by a SQM Representative, promptly notify the MDA Purchasing Representative. The Seller is allowed to ship product without evidence of MDA source inspection. This condition shall take precedence over 2004 if that condition is included in this contract.

        C. For the purposes of Special Condition 2054, the on-site MDC PQA will perform the MDA Supplier Quality Management Coordinator functions.

        D. MDC has performed an audit of Seller's Quality System and approved it to meet the MIL Standards and TO's applicable to the KC-135 PDM Contract Requirements to include all required processes to accomplish stated requirements. Seller agrees to maintain stated approval. Additionally, Seller agrees to allow MDC to perform follow-on audits, as required, to ensure Seller's continual compliance with MDC Quality System requirements.

        E. DCM - BASC has delegated quality assurance and inspection functions to DCM - Pemco AEROPLEX.

        F. DCM - Pemco AEROPLEX will perform quality assurance functions as provided by the delegation letter from DCM - BASC.

        G. Final buy-back inspection and final acceptance (via DD-250) will be jointly performed by MDC and DCM-Pemco AEROPLEX.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

     WARRANTY

        A. Definitions:
              "Acceptance" as used in this clause, means the act of an
            authorized representative of the MDC/Government by which the MDC/Government assumes for itself, or as agent of another, ownership of existing and identified supplies, or approves specific services rendered, as partial or complete performance of the contract.
              "Correction" as used in this clause, means the correction of a defect.
           "Days" as used in this clause, means calendar days.
           "Defect" as used in this clause, means any condition or characteristic in any supplies or services furnished by the contractor under this contract that is not in compliance with the requirements of this contract.
           "Supplies" as used in this clause, means the end items furnished by the contractor and related services required by this contract. The word does not include "data".

        B. Notwithstanding inspection and acceptance by the MDC/Government of supplies and services furnished under this contract, the Seller warrants that all supplies and services provided under this contract, including O&A and Contractor Acquired Property (CAP), shall be free from defects in material and workmanship and will conform with all requirements of this contract for 180 days after Government final acceptance of the aircraft.

        C. With respect to GFM, the Seller's warranty shall extend only to its proper installation, unless the Seller performs some modification or other work on the property, in which case the Seller's warranty shall extend to the modification or other work.

        D. The Seller shall annotate the AFTO Form 781, Aerospace Vehicle Flight Data Document, for each aircraft with a statement that the work performed by the Seller under this repair agreement is warranted, the date the warranty expires, and the date by which the Seller must be notified of defects covered by the warranty.

        E. To exercise its rights under this warranty, within 180 days after acceptance, if the MDC procurement agent determines that a defect exists in any of the supplies or services accepted by MDC under this agreement, the Procurement Agent shall promptly notify the Seller of the defect, in writing, but no later than 30 days after discovery of the defect (not to exceed 210 days after Government final acceptance of the aircraft). There are two options for corrective action, Seller repair and MDC/Government repair, as are described below:

           1. Seller Repair:

              (a) The Procurement Agent will notify the Seller of the need for correction or

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

                  replacement of the alleged nonconforming supplies or services by providing a copy of the Government's Product Quality Deficiency Report (PQDR). The notification will specify a date for response from the Seller.

              (b) Within ten days of notification, the Seller shall provide a response. The seller's response will be reviewed and accepted by DCM-Pemco prior to submittal to MDC.

              (c) If the Seller agrees with the validity of MDC's warranty claim, the response shall include a recommendation regarding the Seller's use of a field team or return of the aircraft to the Seller's facility, which shall include adequate supporting information in sufficient detail for the Procurement Agent to determine what corrective action, if any, shall be undertaken.

              (d) If the Seller disagrees with the validity of MDC's warranty claim, the written recommendation shall also include facts and circumstances supporting the Seller's denial of the MDC's warranty claim. Seller agrees that non-warranty defects can be corrected under the Over & Above provisions.

              (e) If MDC determines the warranty claim to be valid, the
                  Procurement Agent will provide written direction to the Seller, within thirty days of Seller's response, as to what corrective action the Seller shall take and when the corrective action shall be completed. The direction shall also include whether the corrective action is to take place at the Seller's facility or the site where the aircraft is located.

              (f) The Seller shall comply with the direction of the
                  Procurement Agent for the corrective action, without regard to any doubt or disagreement concerning the breach of warranty.

              (g) When the Seller's recommendation to use the Seller's field team for corrective action is accepted by the MDC, the Seller shall be responsible for all costs of the field team.

              (h) When the Seller's recommendation to return the aircraft to the Seller's facility is accepted by MDC, the Seller shall be responsible for the costs to MDC for returning the aircraft to the Seller's facility and, after correction, returning the aircraft to the designated Government installation. The specific costs for which the Seller is responsible are:

                  (1) Fuel costs to fly the aircraft for reinput and return
                      to base, and
                  (2) Temporary duty expenses for the Government flight crew which shall

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

                      be IAW the Government's Joint Travel Regulation. These expenses include commercial transportation for the crew to return to base and back to the Seller's facility for return of the aircraft to base after corrective action. The method of commercial transportation shall be selected by the MDC/Government. The Seller's liability for temporary duty expenses shall not exceed the costs of commercial transportation and three (3) days of per diem per flight crew member. .

                  (i) Government Repair: The Procurement Agent will notify
                      the Seller if the Government has chosen to retain and correct, by contract or other action, the nonconforming supplies or services, and charge the Seller the Government cost for the correction. The Seller may be given advance notice of the nonconformance(s) which the Government has chosen to correct. The Seller may have the opportunity to inspect the nonconformance(s), at the location of the aircraft, prior to Government corrective action. Absence of the advance notice and opportunity to inspect shall not void the MDC's rights under this paragraph.

                  (j) The choice by MDC to require correction/replacement/
                      re-performance or charge the Seller for the cost of the correction or make an equitable adjustment in the purchase order price {or have the seller reimburse MDC via check} will be driven by Government's action. However, the Government will normally only choose to charge contractors for the cost of repairs when safety of flight or mission readiness problems are encountered or when the nonconformance is of sufficiently minor magnitude that is more cost-effective for the Government to perform the repairs itself on-site.

                  (k) All supplies and services, in connection with the
                      corrective action performed by the Seller, shall be subject to this clause to the same extent as those initially accepted, and warranted for the same period of time beginning with the date of acceptance of the aircraft after completion of the correction action.

        F. Failure to agree on any determination made under this clause shall be subject to the Alternative Dispute Resolution provisions provided at attachment 10.

        G. The rights and remedies of MDC provided by this clause are in addition to, and do not limit, any rights of MDC under any other clause of this contract.

     ADDITIONAL GOVERNMENT CLAUSES

        A. In addition to the Government clauses identified in attachment 4, the following clauses are hereby incorporated:

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

        1. FAR 52.242-10, (Apr 84) F.O.B. Origin - Government Bills of Lading or Prepaid Postage.
        2. FAR 52.247-1, (Apr 84) Commercial Bill of Lading Notations.
        3. FAR 52.251-1, (Apr 84) Government Supply Sources
        4. FAR 52.245-2 (Dec 89), Government Property
        5. FAR 52.246-24 (Feb 97), Limitation of Liability - High End Items.
        6. DFARS 252.228-7001 (Sep 96), Ground & Flight Risk.
        7. DFARS 252.242-7003, (Dec 91) Application for U.S. Government Shipping Documentation/Instructions

        8. AFMCFARS 5352.228-9002 (Apr 01), Ground & Flight Risk Supplement.

           (l) The additional information contained in the subparagraphs below apply: (i) In subparagraph (a)(2), the term "contractor's premises" means the property which comprises the facilities utilized by the Seller at Birmingham, AL

     MAINTENANCE ACCELERATION/COMPRESSION

         The Seller recognizes that a situation could occur which would require immediate availability of aircraft, engines, or end items to support the Air Force. As such, a need exists for a method of amending the purchase contract in an expeditious action. If and when such a situation occurs, the Procurement Agent shall issue a directive in accordance with General Provisions GP2, paragraph 8 which will make attachment 1d of this purchase order operative. When the directive is issued, attachment 1d shall become applicable as a work specification. Price, terms & conditions shall be negotiated and incorporated into this agreement and any resultant purchase contract / delivery order. The procurement agent shall issue the directive in writing, or verbally if time does not permit issuance of the directive in writing. However, the Procurement Agent shall confirm any such verbal directive in writing at the earliest possible date.

     CONTRACT DATA REQUIREMENTS LIST (CDRL's)

        A. Seller agrees to provide electronic distribution of required data as outlined by Air Force prime contract F42620-98-D0054 CDRL list (Attachment 11) to the Procurement Agent or his designee one day before the due date specified in the CDRL document.

        B. MDC reserves the right to change distribution of the CDRL's at no extra cost in order to meet prime contract requirements.

     COMPLIANCE

        A. During the duration of this agreement, Seller agrees to maintain the following Government-approved systems:

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

           1. Procurement System.

           2. Property Management System.

        B. Seller agrees to provide copies of such approvals, to include any pertinent DCAA audits, and changes thereto. Seller will be granted 30 days to make corrections resulting from DCAA audits.

        C. Seller agrees to take all necessary good faith efforts to pursue and obtain Boeing preferred supplier certification. For information visit http://www.boeing.com/companyoffices/doingbiz/

     DROP-IN MAINTENANCE

           A. From time-to-time, MDC's may drop in additional KC-135 aircraft for emergency repair and maintenance. To the extent feasible, based on Seller's facilities and experience, MDC may redirect such aircraft for repair and maintenance to Seller's facility. The Procurement Agent shall provide authority and direction for such inputs.

           B. The Procurement Agent shall, if MDC is unable to provide a specific statement of work prior to induction and provided funds are available, authorize such preliminary work sufficient for the Seller to submit an estimate for completion of the required repairs or maintenance within 2 days after notification.

           C. If it is not possible or feasible to provide an estimate for completion, Seller shall provide a rough order of magnitude
              (ROM) estimate of the work to be performed in phases or steps. (For example: trouble-shooting to identify possible repair or work options, anticipated work following trouble-shooting and analysis, unanticipated work discovered or encountered while performing anticipated work, etc).

           D. No work shall begin until authorization is received from the Procurement Agent. When sufficient funding is available, the Procurement Agent shall authorize completion of the work as an O&A work request. The over and above rates (Attachment 2a through 2c) of the agreement shall apply to all such work.

           E. If, in the process of performing the work, the Seller discovers additional work to be performed, the Seller shall provide a description of the proposed/additional work together with a price for the proposed/additional work to the Procurement Agent. The Seller shall also indicate any effect the proposed/additional work will have on the delivery schedule of the affected aircraft or other aircraft work in progress.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

              The Procurement Agent shall approve the price and schedule prior to Seller's commencement of work.

           F. Should such work interrupt the normal PDM or ACI aircraft flow through the Seller's facility, the Seller shall immediately notify the Procurement Agent for advice and provide a cost proposal upon request. If MDC approves the interruption, the Procurement Agent shall negotiate an equitable adjustment.

     OFFICE FACILITY

        A. Seller shall provide an office/office space in close proximity to the repair shop that will accommodate at least seven MDC representatives at no cost to BASC. Staffing will be filled on an incremental basis and the Seller will be given a 30-day notice when possible. The office(s) space must be sufficient in size to house office equipment and filing cabinets and telephone service (including a separate computer line) and will be provided at no charge.

        B. The office/office space must incorporate lavatory/restroom facilities or be in close proximity to it.

     INTERNATIONAL ORGANIZATION FOR STANDARDIZATION (ISO) CERTFICATION

        Seller agrees to maintain ISO 9002 / AS9100 certification during performance of this purchase contract.

XXIX. AUDIT & AWARD

        Seller agrees to allow the DCAA to perform an audit of their cost and rates proposal. Seller agrees to enter into good faith negotiations to resolve any issues identified by the DCAA. See paragraph X.F for rate re-opener provisions.

XXX. ALTERNATIVE DISPUTE RESOLUTION (ADR)

        A. Seller agrees, to the maximum extent possible, to use the ADR provisions at attachment 10 rather than litigation:

           1. As the first choice whenever negotiation of a contract issue reaches impasse.

           2. To resolve controversial contract issues at the lowest level and as early as possible using the least expensive means.

           3. To enhance the long-term partnering of the Seller and MDC by seeking creative, efficient and sensible outcomes to contractual disagreements.

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.

XXXI. FINANCIAL INFORMATION

        Seller shall provide financial data, on a quarterly basis, or as requested to the Boeing Corporate Credit Office for credit and financial condition reviews. Said data shall include but not be limited to balance sheets, schedules of accounts payable and receivable, major lines of credit, creditors, income statements (profit and loss), cash flow statements, firm backlog, and headcount. Copies of such data are to be made available within 72 hours of any written request by Boeing's Corporate Credit Office. All such information shall be treated as confidential.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date noted below:

MCDONELL DOUGLAS CORPORATION
 A WHOLLY OWNED SUBSIDIARY OF
 THE BOEING COMPANY                         (SELLER'S NAME)

By:/S/ Jose P. Garza                         By:/S/ Raymond J. Hauck
   -----------------                            --------------------

Authorized Agent                             Title: President

Jose P. Garza       Date 12/12/01            Raymond J. Hauck Date 11/9/01

The McDonnell Douglas Corporation Proprietary Rights are included in the information disclosed herein. Recipient by accepting this document agrees that neither this document nor the information disclosed herein nor any part thereof shall be reproduced or transferred to the other documents or used or disclosed to other for manufacturing or any other purposes except as specifically authorized in writing by the McDonnell Douglas Corporation. All rights reserved under the copyright laws by the McDonnell Douglas Corporation.